Exhibit 10.2

EXECUTION VERSION

LOAN SALE AGREEMENT

between

OAKTREE GARDENS OLP, LLC,

as the Seller

and

OLPG LENDING SPV, LLC,

as the Purchaser

Dated as of July 29, 2025

i

TABLE OF CONTENTS

(continued)

ii

THIS LOAN SALE AGREEMENT, dated as of July 29, 2025 (as amended, modified, restated, or supplemented from time to time, this “Agreement”), is made by and between OAKTREE GARDENS OLP, LLC, a Delaware limited liability company (together with its successors and assigns in such capacity, the “Seller”) and OLPG LENDING SPV, LLC, a Delaware limited liability company (together with its successors and assigns in such capacity, the “Purchaser”).

PREAMBLE

WHEREAS, the Purchaser desires to acquire from time to time certain Loans, together with certain related property, as more fully described in the Credit Agreement, dated as of July 29, 2025 (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”), by and among the Purchaser, as the borrower (in such capacity, the “Borrower”), the Seller, as servicer (in such in capacity, the “Servicer”), Bank of America, N.A., as the administrative agent (in such capacity, the “Administrative Agent”), as sole lead arranger and as sole book manager, Computershare Trust Company, N.A., as the collateral custodian (in such capacity, the “Collateral Custodian”), and each of the lenders party thereto from time to time (in such capacity, the “Lenders”);

WHEREAS, it is a condition to the Purchaser’s acquisition of the Loans from the Seller that the Seller make certain representations, warranties and covenants regarding all Loans and related property sold and transferred pursuant to this Agreement for the benefit of the Purchaser; and

WHEREAS, the Purchaser may from time to time acquire certain Loans from the Seller pursuant to the terms and conditions set forth herein and in the Loan Agreement.

NOW, THEREFORE, based upon the above recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

Capitalized terms used but not otherwise defined herein shall have the meanings attributed to such terms in the Loan Agreement. In addition, as used herein, the following defined terms, unless the context otherwise requires, shall have the following meanings:

“Contribution Agreement”: That certain Contribution Agreement, dated as of July 29, 2025, by and among the Seller, Purchaser and OLPG Lending Holdco, LLC.

“Conveyed Assets”: Collectively, the Loan Assets.

“Loan”: Any loan (including any Participation Interest or any Bank Loan) owned or held by the Purchaser which is sourced or originated by the Seller and which the Purchaser acquires in accordance with this Agreement, as set forth on the Collateral Asset Schedule.

“Loan Assets”: Any Loan and related assets acquired by the Purchaser from the Seller, pursuant to Section 2.1(a), which assets shall, unless the Administrative Agent is otherwise notified at the time of the sale, include all of the right, title and interest of the Seller in, to and under all property of the Seller and in particular the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time:

(i) the Loans listed in the related Collateral Asset Schedule, all payments paid in respect thereof and all monies due, to become due or paid in respect thereof accruing on and after the applicable Transfer Date and all insurance proceeds, liquidation proceeds and other proceeds and recoveries thereon, in each case as they arise after the applicable Transfer Date;

(ii) all security interests and Liens and Related Property subject thereto from time to time purporting to secure payment by obligors under such Loans;

(iii) all guaranties, indemnities and warranties, and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans;

(iv) all collections and records (including computer records) with respect to the foregoing;

(v) all Underlying Instruments relating to the applicable Collateral Asset Files; and

(vi) all income, payments, proceeds and other benefits of any and all of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to the foregoing, but excluding any Excluded Property with respect thereto.

“Participation Interest”: The meaning set forth in Section 2.5(a).

“Purchaser”: The meaning set forth in the preamble.

“Sale Agreement Purchase Price”: With respect to any Loan purchased hereunder, an amount (expressed as a percentage of par) equal to (i) the purchase price (or, if different principal amounts of such Collateral Asset were purchased at different purchase prices, the weighted average of such purchase prices) paid by the Borrower for such Collateral Asset (exclusive of any interest, Accreted Interest and original issue discount) divided by (ii) the Principal Balance of the portion of such Collateral Asset purchased by the Borrower outstanding as of the date of such purchase (exclusive of any interest, Accreted Interest and original issue discount); provided that if any Collateral Asset was acquired by the Borrower for a purchase price of 97% of par or greater, the Purchase Price shall be deemed to be par.

“Seller”: The meaning set forth in the preamble.

“Transfer Date”: The date of transfer of any Loan Assets hereunder.

“Underlying Note”: One or more promissory notes executed by the applicable obligor evidencing a Loan.

Section 1.2 Other Terms.

The interpretive provisions contained in Sections 1.02, 1.03, 1.05, 1.07, 1.08, 1.09 and 1.10 of the Loan Agreement are hereby incorporated by reference herein.

ARTICLE II

TRANSFER OF THE CONVEYED ASSETS

Section 2.1 Transfer of the Conveyed Assets.

(a) On each Transfer Date, in consideration of the payment of the aggregate Sale Agreement Purchase Price (whether in cash and/or in exchange for an increase in the value of the Seller’s indirect equity investment in the Purchaser in an amount equal to the fair value of the portion of such Loan Asset contributed pursuant to the Contribution Agreement), Seller will sell, transfer, assign and set over and otherwise convey to Purchaser and Purchaser will purchase from Seller, without recourse, all right, title and interest of Seller in, to and under the Loans listed in the related Collateral Asset Schedule and the other Loan Assets related to such Loans. Each of the Seller and the Purchaser agrees and acknowledges that the Sale Agreement Purchase Price of each Loan equals the fair market value thereof and that the sale thereof is being made on fair and reasonable terms no less favorable to the Purchaser than would be the case if Seller were not the sole member of the Purchaser. The Loan Assets will be acquired, in each case, pursuant to this Agreement and one or more assignment agreements pursuant to the applicable Underlying Instruments having an effective date as specified in such assignment agreement without further amendment hereof. The Sale Agreement Purchase Price for each Loan Asset shall be paid by the Purchaser in a combination of (i) immediately available funds and/or (ii) in exchange for an increase in the value of the Seller’s indirect equity investment in the Purchaser in an amount equal to the fair value of the portion of such Loan Asset contributed pursuant to the Contribution Agreement; provided that the Seller may elect to designate all or any portion of the Loan Asset being transferred by it to the Purchaser as a capital contribution to the Purchaser. Notwithstanding any other provision of this Agreement, only the rights and obligations of the Seller as a lender under such Loan are sold and transferred thereby. The sale and transfer of any Conveyed Assets hereunder does not constitute and is not intended to result in a creation or assumption by the Purchaser or any assignee of the Purchaser (including the Administrative Agent for the benefit of the Secured Parties), of any obligation of the Seller as administrative agent, collateral agent or paying agent under any Loan.

(b) Except as specifically provided in this Agreement, the sale of any Conveyed Assets under this Agreement shall be without recourse to the Seller; it being understood that the Seller shall be liable to the Purchaser for all representations, warranties, covenants and indemnities made by the Seller pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to the Seller for the credit risk of the obligors. Each of the Seller and the Purchaser agrees that the representations, warranties and covenants of the Seller set forth herein will run to and be for the benefit of the Purchaser and the Administrative Agent. The parties hereto acknowledge and agree that the Administrative Agent for the benefit of the Secured Parties is a third party beneficiary of such representations, warranties and covenants.

(c) Each of the Seller and the Purchaser intends and agrees that (i) the sale, conveyance and transfer of the Conveyed Assets by the Seller to the Purchaser pursuant to this Agreement in each and every case is intended to be, is and shall be treated for all purposes (other than tax and consolidated accounting purposes) as, an absolute sale, conveyance and transfer of ownership of the applicable Conveyed Assets (free and clear of any Lien other than Permitted Liens) rather than the mere granting of a security interest to secure a financing, a debt or any other obligation and (ii) such Conveyed Assets shall not be part of the Seller’s estate in the event of a filing of a bankruptcy petition or other action by or against the Seller under any Debtor Relief Laws; provided that as a result of the consolidation required by GAAP, the transfers of the Conveyed Assets may be reflected as a financing by the Seller in its consolidated financial statements. It is, further, not the intention of the parties that any such sale, conveyance or transfer be deemed a pledge of any Conveyed Assets by the Seller to the Purchaser to secure a financing, a debt or other obligation of the Seller. However, in the event that notwithstanding such intent and agreement, any such Conveyed Assets are held to continue to be the property of the Seller, then the parties hereto agree that the Seller hereby grants to the Purchaser a security interest in all of its right, title and interest in, to and under such Conveyed Assets (whether now existing or hereafter created) and proceeds thereof. For such purposes, this Agreement shall constitute a security agreement under the UCC, to secure the prompt and complete payment of a loan deemed to have been made by the Purchaser to the Seller in an amount equal to the aggregate purchase price paid to the Seller together with such other obligations of the Seller as may arise hereunder in favor of the Purchaser.

(d) If any such transfer of Conveyed Assets by the Seller to the Purchaser is deemed to be the mere granting of a security interest to secure a financing, the Purchaser, to secure the Purchaser’s obligations under the Loan Agreement, hereby assigns to the Administrative Agent for the benefit of the Secured Parties (i) all of the Conveyed Assets pledged to the Purchaser by the Seller and (ii) all proceeds thereof. The Seller hereby authorizes the Purchaser to file or cause to be filed, and the Purchaser shall file or shall cause to be filed, in all jurisdictions and with all filing offices as are necessary or advisable to perfect the precautionary security interest granted to the Purchaser pursuant to Section 2.1(c), a precautionary UCC-1 financing statement and any amendments thereto and continuation statements thereto as may be necessary or advisable naming the Seller as debtor, the Purchaser as secured party and the Administrative Agent as assignee, listing all of the Conveyed Assets pledged hereunder as collateral thereunder.

Section 2.2 Conveyance of Loan Assets.

As and when permitted by the Loan Agreement and subject to this Section 2.2 and the satisfaction of the conditions imposed under the Loan Agreement with respect to the acquisition of Loan Assets, the Seller may at its option (but shall not be obligated to), as the Seller may agree with the Purchaser, sell, convey and transfer to the Purchaser all the right, title and interest of the Seller in and to the Loan Assets identified in the related assignment agreement, in each and every case without recourse other than as expressly provided herein.

Section 2.3 Direct Assignments.

The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, any transfer document or assignment agreement (or, in the case of any Underlying Note, any chain of endorsement) required to be executed and delivered in connection with the transfer of a Loan in accordance with the terms of related Underlying Instruments may reflect that the Seller (or any third party from whom the Seller or the Purchaser may purchase a Loan) is assigning such Loan directly to the Purchaser. Nothing in any such transfer document or assignment agreement (or, in the case of any Underlying Note, nothing in such chain of endorsement) shall be deemed to impair the sales, conveyances and transfers of the Loans by the Seller to the Purchaser in accordance with the terms of this Agreement.

Section 2.4 Delivery of Documents.

With respect to each Loan transferred hereunder as part of the Conveyed Assets, within the time period required for delivery thereof under the Loan Agreement, the Seller, on behalf of the Purchaser and the Servicer, will deliver or cause to be delivered to the Collateral Custodian the contents of the Collateral Asset File with respect to such Loan.

Section 2.5 Participation Interests.

(a) With respect to any Loan transferred hereunder as part of the Conveyed Assets, pending the receipt of any required consents to, and the effectiveness of, the assignment of such Loan from the Seller to the Purchaser in accordance with the applicable Underlying Instrument, the Seller hereby sells to the Purchaser an undivided 100% participation in such Loan and the Related Property (each, a “Participation Interest”), each Participation Interest to be identified as such in Schedule 7.06 of the Credit Agreement, as may be amended or supplemented in accordance with the terms thereof. The Participation Interests will not include any rights that are not permitted to be participated pursuant to the terms of the related Underlying Instrument. Such sale and assignment of the Participation Interests shall constitute an absolute sale of each such Participation Interest. Each of the Participation Interests has the following characteristics: (i) the Participation Interest represents an undivided participation interest in 100% of the underlying Loan and its proceeds (including Collections), and (ii) the Participation Interest represents a pass-through of all of the payments made on the Loan (including the Collections) and will last for the same length of time as such Loan. For the avoidance of doubt, each Participation Interest will terminate automatically upon the settlement of the assignment of the underlying Loan.

(b) Each of the Seller and the Purchaser shall use commercially reasonable efforts to, as soon as reasonably practicable after the Transfer Date therefor, cause the Purchaser to become a lender of record under the Underlying Instrument with respect to the Seller’s interest in the applicable Loan and take such action as shall be mutually agreeable in connection therewith and in accordance with the terms and conditions of the Underlying Instrument and consistent with the terms of this Agreement.

(c) With respect to each Participation Interest granted hereunder, the Seller shall direct the underlying administrative agent or obligor for each such Loan, as applicable, to send all Collections in respect of such Loan directly to the Collection Account.

(d) Pending settlement of the assignment of a Loan in accordance with the applicable Underlying Instrument, the Seller shall comply with any written instructions provided to the Seller by or on behalf of the Purchaser with respect to voting rights to be exercised by holders of the applicable Loan, other than with respect to any voting rights that are not permitted to be participated pursuant to the terms of the applicable Underlying Instrument.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Seller makes, and upon each transfer of Loan Assets is deemed to make, the representations and warranties (including with respect to any Loan sourced or originated by the Seller which for administrative convenience is assigned directly to the Purchaser in accordance with Section 2.4) set forth in Section 3.1, on which the Purchaser will rely in acquiring any Loan Assets on any applicable Transfer Date, and on which, in each case, each of the parties hereto acknowledges and agrees that the Administrative Agent, for the benefit of the Secured Parties, shall be entitled to rely as an express third party beneficiary as a condition of the Purchaser entering into the Loan Documents to which it is a party. Each of the parties hereto acknowledges and agrees that such representations and warranties are being made by the Seller as to itself for the benefit of the Purchaser and the Administrative Agent, for the benefit of the Secured Parties.

The representations and warranties set forth in this Article III are given as of the Closing Date and each Transfer Date, as applicable, but shall survive the sale, transfer and assignment of the Conveyed Assets to the Purchaser hereunder.

Section 3.1 Representations and Warranties of the Seller.

By its execution of this Agreement, the Seller represents and warrants to the Purchaser as of the Closing Date and each Transfer Date, as applicable, that:

(a) Organization and Good Standing. The Seller has been duly organized, and is validly existing as a limited liability company in good standing, under the laws of its jurisdiction of organization, with all requisite power and authority to own or lease its properties and conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement, including with respect to the acquisition, ownership and sale of the Conveyed Assets, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license.

(b) Due Qualification. The Seller is duly qualified to do business as a limited liability company in good standing in the State of Delaware and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions where the failure to do so would have a Material Adverse Effect.

(c) Power and Authority. The Seller has the power, authority and legal right to execute and deliver this Agreement and the Loan Documents to which it is a party (in any capacity) and to perform its obligations hereunder and thereunder; and the execution, delivery and performance of this Agreement and the Loan Documents to which it is a party (in any capacity) have been duly authorized by the Servicer by all necessary organizational action.

(d) Binding Obligation. This Agreement and the Loan Documents to which it is a party (in any capacity) have been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by each other party hereto and thereto, constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (whether such enforceability is considered in a suit at law or in equity).

(e) No Violation. The execution, delivery and performance of this Agreement and the Loan Documents to which it is a party (in any capacity), the consummation of the transactions contemplated thereby and the fulfillment of the terms thereof do not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default in any material respect under, its organizational documents, or any material indenture, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it or its properties are bound, (B) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such material indenture, agreement, mortgage, deed of trust or other instrument (except as may be created pursuant to this Agreement or any other Loan Document), or (C) violate in any material respect any Applicable Law except, in the case of this subclause (C), to the extent that such conflict or violation would not reasonably be expected to have a Material Adverse Effect.

(f) No Proceedings. There are no proceedings or investigations pending or, to the best of the Seller’s knowledge, threatened against it, before any Governmental Authority having jurisdiction over it or its properties (A) asserting the invalidity of any of the Loan Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by the Loan Documents or (C) that would reasonably be expected to have a Material Adverse Effect.

(g) No Consents. No consent, license, approval, authorization or order of, or registration, declaration or filing with, any Governmental Authority having jurisdiction over it or any of its properties is required to be made in connection with the execution, delivery or performance of this Agreement and the Loan Documents to which it is a party (in any capacity) or the consummation of the transactions contemplated thereby, in each case other than (A) consents, licenses, approvals, authorizations, orders, registrations, declarations or filings which have been obtained or made and continuation statements and renewals in respect thereof and (B) where the lack of such consents, licenses, approvals, authorizations, orders, registrations, declarations or filings would not be reasonably expected to have a Material Adverse Effect.

(h) Bulk Sales. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require compliance with any “bulk sales” act or similar statutory provisions in effect in any applicable jurisdiction by the Seller.

(i) Solvency. The Seller is solvent, is not the subject of any Insolvency Event and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the other Loan Documents. After giving effect to the transactions contemplated by this Agreement and the other Loan Documents, the Seller will have an adequate amount of capital to conduct its business in the foreseeable future.

(j) Value Given. The Seller shall have received reasonably equivalent value from the Purchaser of the Conveyed Assets in consideration for the transfer to the Purchaser of the Conveyed Assets, and no such transfer shall have been made for or on account of an antecedent debt, and no such transfer is or may be voidable or subject to avoidance under any Section of the Bankruptcy Code of the United States.

(k) Accounting. Other than for tax and consolidated accounting purposes, the Seller accounts for the sale, conveyance and transfer of each Loan hereunder as a sale for legal purposes (including notations on its books, records and financial statements, in each case consistent with the Applicable Accounting Standard and with the requirements set forth herein).

(l) Investment Company Status. The Seller is a “business development company” within the meaning of the Investment Company Act.

(m) Eligibility of Loans. With respect to any Loan transferred hereunder, as of the applicable Transfer Date: (i) the Collateral Asset Schedule is an accurate and complete listing of all Loans included in the Conveyed Assets, and the information contained therein with respect to such Loan (including with respect to the identity of such Loan and the amounts owing thereunder) is true, correct and complete in all material respects as of the related Transfer Date and (ii) such Loan is an Eligible Collateral Asset.

(n) Selection Procedures. In selecting the Collateral Assets hereunder, no selection procedures were employed which are intended to be adverse to the interests of the Administrative Agent or any Lender.

(o) No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Seller’s performance of its obligations under this Agreement or any other Loan Document to which the Seller is a party.

(p) No Liens, etc. Each Conveyed Asset to be acquired by the Purchaser hereunder is owned by the Seller free and clear of any Lien, security interest, charge or encumbrance (subject only to Permitted Liens), and the Seller has the full right, corporate power and lawful authority to sell, transfer, assign, contribute (if applicable) and otherwise convey the same and interests therein and, upon the sale, transfer, assignment, contribution (if applicable) and conveyance thereof hereunder, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such Conveyed Assets, free and clear of any Lien, security interest, charge or encumbrance (subject only to Permitted Liens).

(q) Intent of the Seller. The Seller has not sold, contributed, transferred, assigned, set over or otherwise conveyed any interest in any Conveyed Asset to the Purchaser with any intent to hinder, delay or defraud any of the Seller’s creditors.

(r) Participation Interests. The Seller acknowledges that its sale of the Participation Interests to the Purchaser is irrevocable, except to the extent otherwise provided under the Loan Documents.

Section 3.2 Representations and Warranties of the Purchaser.

By its execution of this Agreement, the Purchaser hereby represents to the Seller as of the Closing Date and each Transfer Date, as applicable, that:

(a) Existence, Qualification and Power. The Purchaser (a) is duly organized, incorporated or registered, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation, registration or organization, (b) has all requisite power and authority and has acquired all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business in which it is currently engaged and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license and (d) had at all relevant times, and now has all necessary power, authority and legal right to acquire, own and sell the Conveyed Assets, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license.

(b) Authorization; No Contravention. The execution, delivery and performance by the Purchaser of each Loan Document to which it is a party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) violate the terms of any of the Purchaser’s Organization Documents; (b) result in any breach or contravention of, or the creation of any Lien (other than a Permitted Lien) under, or require any payment to be made under (i) any Contractual Obligation to which the Purchaser is a party or affecting the Purchaser or the properties of the Purchaser or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Purchaser or its property is subject; or (c) violate any Applicable Law.

(c) Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Purchaser of this Agreement or any other Loan Document, other than such as have been met or obtained and are in full force and effect.

(d) Binding Effect. This Agreement has been, and each other Loan Document to which the Purchaser is a party, when delivered hereunder, will have been, duly executed and delivered by the Purchaser. This Agreement constitutes, and each other Loan Document to which the Purchaser is a party when so delivered, and when executed and delivered by the other parties thereto, will constitute, a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (whether such enforceability is considered in a suit at law or in equity).

(e) No Violations. The execution, delivery and performance of each Loan Document to which it is a party and the fulfillment of the terms thereof will not (i) violate any Organizational Documents of the Purchaser or any material Contractual Obligation of the Purchaser, (ii) result in the creation of any Lien on the Conveyed Assets (other than any Permitted Lien), or (iii) violate any Applicable Law in any material respect.

(f) Litigation. There are no material actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Purchaser, threatened at law, in equity, in arbitration or before any Governmental Authority, by or against the Purchaser or against any of its properties or revenues. There are no proceedings or investigations pending or, to the Purchaser’s knowledge, threatened against the Purchaser, before any Governmental Authority having jurisdiction over it or its properties (A) asserting the invalidity of this Agreement or any of the other Loan Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Loan Documents, (C) seeking any determination or ruling that would reasonably be expected to materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement or any of the other Loan Documents or (D) seeking any determination or ruling that would reasonably be expected to have a Material Adverse Effect on any of the Collateral.

(g) No Default. The Purchaser has no Contractual Obligations other than (A) contemplated by (i) the Loan Documents, (ii) the Collateral Assets and (iii) the purchase or sale of Collateral Assets and other financial assets as permitted under the Loan Documents, or, in each case, Contractual Obligations that are incidental thereto, and (B) as indicated in the Loan Agreement. The Purchaser is not in default in any material respect under or with respect to any Contractual Obligation. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

(h) Investment Company Status. The Purchaser is not required to be registered as an “investment company” under the Investment Company Act.

(i) Solvency. The Purchaser is solvent, it is not the subject of any Insolvency Event and it will not become insolvent after giving effect to the transactions contemplated by this Agreement and the other Loan Documents. After giving effect to the transactions contemplated by this Agreement and the other Loan Documents, the Purchaser will have an adequate amount of capital to conduct its business in the foreseeable future.

(j) Indebtedness. The Purchaser has no Indebtedness, secured or unsecured, other than Indebtedness incurred under the terms of the Loan Documents.

(k) No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Purchaser’s performance of its obligations under this Agreement or any other Loan Document to which the Purchaser is a party.

ARTICLE IV

PERFECTION OF TRANSFER

AND PROTECTION OF SECURITY INTERESTS

Section 4.1 Custody of Loan.

With respect to each Loan transferred hereunder as part of the Conveyed Assets, within the time period required for delivery thereof under the Loan Agreement, the Seller shall deliver, or cause to be delivered, the Collateral Asset File to the Collateral Custodian.

Section 4.2 Filing.

Each of the Seller and the Purchaser hereby authorizes the Servicer and the Administrative Agent (or their respective counsels) to prepare and file such UCC financing statements (including but not limited to amendment, renewal, continuation or in lieu statements) and amendments or supplements thereto or other instruments as the Servicer or the Administrative Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC.

Section 4.3 Changes in Name, Corporate Structure or Location.

If any change in the Seller’s name, identity, structure, existence, state of formation, location or other action would make any financing or continuation statement or notice of ownership interest or lien relating to any Conveyed Assets seriously misleading within the meaning of applicable provisions of the UCC or any title statute, the Seller, no later than ten (10) Business Days after the effective date of such change, shall file such amendments as may be required to preserve and protect the Purchaser’s and the Administrative Agent’s respective security interests in the Conveyed Assets.

Section 4.4 Costs and Expenses.

The Purchaser under the Loan Agreement will be obligated to pay all reasonable invoiced costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Purchaser’s right, title and interest in and to the Conveyed Assets (including, without limitation, the security interests provided for in the Loan Agreement).

Section 4.5 Sale Treatment.

The Seller and the Purchaser shall treat the transfer of Conveyed Assets hereunder for all purposes (other than tax and consolidated accounting purposes) as a sale and purchase on all of their relevant books and records and any consolidated financial statements shall disclose that the Conveyed Assets are specifically owned by the Purchaser and not the Seller.

ARTICLE V

COVENANTS

Section 5.1 Covenants of the Seller.

The Seller makes the following covenants on which the Purchaser will rely in acquiring any Loan Assets on any applicable Transfer Date, and on which, in each case, each of the parties hereto acknowledges and agrees that the Administrative Agent, for the benefit of the Secured Parties, shall be entitled to rely as an express third party beneficiary as a condition of the Purchaser entering into the Loan Documents to which it is a party:

(a) Compliance with Agreements and Applicable Laws. The Seller shall perform each of its obligations under this Agreement and the other Loan Documents and comply with all Applicable Laws, including those applicable to the Collateral Assets and all Collections thereof, except to the extent that the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(b) Maintenance of Existence and Conduct of Business. The Seller shall: (i) do or cause to be done all things necessary to (A) preserve and keep in full force and effect its existence as a statutory trust and its rights and franchises in the jurisdiction of its formation and (B) qualify and remain qualified as a foreign organization in good standing and preserve its rights and franchises in each jurisdiction in which the failure to so qualify and remain qualified and preserve its rights and franchises would reasonably be expected to have a Material Adverse Effect; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder or under its organizational documents; and (iii) at all times maintain, preserve and protect all of its licenses, permits, charters and registrations except where the failure to maintain, preserve and protect such licenses, permits, charters and registrations would not reasonably be expected to have a Material Adverse Effect.

(c) Liens. The Seller shall not create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Loan Documents, whether with respect to the Loans or any other Collateral other than Permitted Liens.

(d) Collections. All Collections received by it or its Affiliates with respect to the Conveyed Assets are held and shall be held in trust for the benefit of the Secured Parties until deposited into the Collection Account or the Unfunded Exposure Account, as applicable, in accordance with the Loan Agreement and other Loan Documents.

(e) Mandatory Repurchase or Substitution of Warranty Collateral Assets. Notwithstanding any provision of this Agreement to the contrary, Section 2.16 of the Loan Agreement shall apply with respect to any Conveyed Assets that are Warranty Collateral Assets (as defined in the Loan Agreement), mutatis mutandis.

ARTICLE VI

CERTAIN MATTERS

Section 6.1 Liabilities to Obligors.

The Seller hereby acknowledges and agrees that no obligation or liability of the Seller to any obligor under any of the Loans is intended to be assumed by the Purchaser, the Servicer, the Administrative Agent or the Lenders under or as a result of this Agreement and the transactions contemplated hereby and under the other Loan Documents, and the Administrative Agent for the benefit of the Secured Parties is expressly named as a third party beneficiary of this Agreement for purposes of this Section 6.1.

Section 6.2 Limitation on Liability.

The Seller shall be liable under this Agreement only to the extent of the obligations specifically undertaken by the Seller under this Agreement. The Seller and any shareholder, partner, member, manager, director, officer, employee or agent of the Seller may rely in good faith on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller and any shareholder, partner, member, manager, director, officer, employee or agent of the Seller shall be reimbursed by the Purchaser (subject to the availability of funds in accordance with Section 2.13 of the Loan Agreement, as applicable) for any liability or expense incurred by reason of the Purchaser’s willful misfeasance, bad faith or gross negligence (except errors in judgment) in the performance of its respective duties hereunder, or by reason of reckless disregard of its obligations and duties hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement or the other Loan Documents and that in its opinion may involve it in any expense or liability.

ARTICLE VII

RESERVED

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Amendment.

Subject to Section 11.01 of the Loan Agreement, no amendment, waiver or other modification of any provision of this Agreement shall be effective unless signed by the Purchaser and the Seller.

Section 8.2 Governing Law.

(a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.2(b).

Section 8.3 Notices.

All notices, reports and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including any electronic communication) and mailed, e-mailed, transmitted or delivered, as to each party hereto, at its applicable address set forth on Schedule 1 to this Agreement or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (a) upon receipt when sent through the U.S. mail, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) one (1) Business Day after delivery to an overnight courier, (c) on the date personally delivered to a Responsible Officer of the party to which sent, or (d) on the date transmitted by legible facsimile transmission or electronic mail transmission with a confirmation of receipt, which may be a verbal telephonic confirmation.

Section 8.4 Severability of Provisions.

If one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever prohibited or held invalid or unenforceable, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement and any such prohibition, invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant, agreement, provision or term in any other jurisdiction.

Section 8.5 Third Party Beneficiaries.

The parties hereto hereby manifest their intent that the Administrative Agent, on behalf of the Secured Parties, the Collateral Custodian and the Lenders (and any other indemnified parties) are express third party beneficiaries of this Agreement and that no other third party shall be deemed a third party beneficiary of this Agreement, and specifically that the obligors are not third party beneficiaries of this Agreement. By execution of this Agreement, the parties hereto acknowledge that the Servicer will be exercising the rights and performing the duties of the Purchaser hereunder pursuant to Section 8.03 of the Loan Agreement.

Section 8.6 Execution in Counterparts; Severability; Integration.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement, the Loan Agreement, the other Loan Documents and any agreements or letters (including fee letters) executed in connection herewith contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

Section 8.7 Headings.

The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 8.8 No Bankruptcy Petition; Disclaimer.

(a) The Seller covenants and agrees that, prior to the date that is one year and one day after the satisfaction and discharge of the Loan Agreement or, if longer, the applicable preference period then in effect, it will not institute against the Purchaser, or join any other Person in instituting against the Purchaser, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States. This Section 8.8 will survive the termination of this Agreement.

(b) The provisions of this Section 8.8 shall be for the third party benefit of those entitled to rely thereon, including the Administrative Agent for the benefit of the Secured Parties, and shall survive the termination of this Agreement.

Section 8.9 Jurisdiction; Waivers. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party hereto hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each party hereto irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the address set forth in Schedule 1. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto hereby irrevocably waives, to the fullest extent that it may legally do so, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.9 any special, indirect, exemplary, punitive or consequential (including loss of profit) damages.

Section 8.10 No Partnership.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto.

Section 8.11 Successors and Assigns; Assignment to Administrative Agent.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Each of the parties hereto acknowledges that the rights of the Purchaser under this Agreement are hereby collaterally assigned to the Administrative Agent; provided, that the Administrative Agent has agreed in the Loan Agreement that unless and until an Event of Default shall have occurred and be continuing and the Loan Agreement has been terminated in accordance with its terms, the Obligations under the Loan Agreement accelerated and the Administrative Agent has delivered a Notice of Exclusive Control (as such term is defined in the Account Control Agreement), the Administrative Agent on behalf of Purchaser may continue to exercise its rights hereunder pursuant to the terms of the Loan Agreement.

Section 8.12 Duration of Agreement.

This Agreement shall continue in existence and effect until the repayment, satisfaction or discharge of all Obligations under the Loan Agreement.

Section 8.13 Limited Recourse.

(a) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Seller as contained in this Agreement, the Loan Agreement, the other Loan Documents or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any incorporator, affiliate, stockholder, officer, partner, general partner, member, manager, trust settlor, trustee, beneficiary, employee or director of the Seller by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Seller contained in this Agreement, the Loan Agreement, the other Loan Documents and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the trust obligations of the Seller, and that no personal liability whatsoever shall attach to or be incurred by the Seller or any incorporator, stockholder, affiliate, officer, partner, general partner, member, manager, trust settlor, trustee, beneficiary, employee or director of the Seller under or by reason of any of the obligations, covenants or agreements of the Seller contained in this Agreement, the Loan Agreement, the other Loan Documents or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of the Seller and each incorporator, stockholder, affiliate, officer, partner, general partner, member, manager, trust settlor, trustee, beneficiary, employee or director of the Seller, or any of them, for breaches by the Seller of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing non-recourse provisions shall in no way affect any rights the Secured Parties might have against any incorporator, affiliate, stockholder, officer, employee, partner, general partner, member, manager, trust settlor, trustee, beneficiary, or director of the Seller to the extent of any fraud, misappropriation, embezzlement or any other financial crime constituting a felony by such Person.

(b) Notwithstanding any contrary provision set forth herein, no claim may be made by the Seller or any other Person against the Administrative Agent and the Secured Parties or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Seller hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.

(c) No recourse shall be had for the payment of any amount owing by the Purchaser or Seller under this Agreement, any other Loan Document or for the payment by the Purchaser or Seller of any fee in respect hereof or any other obligation or claim of or against the Purchaser or Seller arising out of or based upon this Agreement or any other Loan Document, against any employee, officer, director, shareholder, partner, general partner, member or manager of the Purchaser or Seller or of any Affiliate of such Person (other than the Seller or the Purchaser, as applicable). Recourse in respect of any obligations of the Purchaser under this Agreement shall be limited to the Collateral (the proceeds of which are to be applied in accordance with Section 2.13 of the Loan Agreement) and on the exhaustion thereof all claims against the Purchaser hereunder shall be extinguished. The provisions of this Section 8.13 shall survive the termination of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

OLPG LENDING SPV, LLC, as Purchaser

By: OLPG Lending Holdco, LLC, its sole member

By: Oaktree Gardens OLP, LLC, its manager

By:	/s/ Mary Gallegly
Name: Mary Gallegly
Title: General Counsel and Secretary

[Signature Page to Loan Sale Agreement]

OAKTREE GARDENS OLP, LLC, as Seller

By:	/s/ Mary Gallegly
Name: Mary Gallegly
Title: General Counsel and Secretary

[Signature Page to Loan Sale Agreement]